Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2023

FOURTH QUARTER AND YEAR END OPERATING RESULTS

•	Fourth quarter reported net sales increased 5.0 percent year-over-year to $1.7 billion, and internal sales increased 5.7 percent.

•	Drove adjusted operating margin expansion during the fourth quarter and fiscal 2023 for business overall and across both Dental and Animal Health segments.

•	Returned $156.8 million to shareholders in fiscal 2023 through dividends and share repurchases.

•	Achieved fourth quarter GAAP earnings of $0.77 per diluted share and adjusted earnings[1] of $0.84 per diluted share, an increase of 18 percent over prior year.

•	Delivered fiscal 2023 GAAP earnings of $2.12 per diluted share and adjusted earnings of $2.42 per diluted share, an increase of 7 percent compared to prior year.

•	Issues fiscal 2024 GAAP earnings guidance of $2.14 to $2.24 per diluted share and adjusted earnings[1] guidance of $2.45 to $2.55 per diluted share.

St. Paul, Minn. — June 21, 2023 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.72 billion (see attached Sales Summary for further details) in its fiscal fourth quarter ended April 29, 2023, an increase of 5.0 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and contributions from recent acquisitions, increased 5.7 percent over the prior year period.

Reported net income attributable to Patterson Companies, Inc. for the fourth quarter of fiscal 2023 was $75.0 million, or $0.77 per diluted share, compared to $63.9 million, or $0.65 per diluted share, in the fourth quarter of fiscal 2022. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization and gains on investments, totaled $82.4 million for the fourth quarter of fiscal 2023, or $0.84 per diluted share, compared to $70.4 million, or $0.71 per diluted share, in the fourth quarter of fiscal 2022. The year-over-year increase in reported and adjusted net income attributable to Patterson Companies, Inc. in the fourth quarter of fiscal 2023 is primarily due to increased sales of dental equipment and value-added services and operating margin expansion in both business segments. Both reported and adjusted net income in the fiscal 2023 fourth quarter contained a one-time gain of $3.6 million, or $0.03 per diluted share related to the sale of a real estate asset.

“Patterson had an incredibly strong fourth quarter, concluding a fiscal year in which we achieved our goals of delivering year-over-year internal sales growth and adjusted operating margin expansion for the business overall and across our Dental and Animal Health segments,” said Don Zurbay, President and CEO of Patterson Companies. “Our results demonstrate our team’s outstanding performance throughout fiscal 2023, and the impact of our ongoing initiatives to deepen the value proposition we offer customers and drive margin expansion through improved mix and greater operational efficiency. As we enter fiscal 2024, we remain focused on executing our proven strategy and building upon our momentum to deliver continued growth and value creation.”

Patterson Dental

Reported net sales in the Dental segment for the fourth quarter of fiscal 2023 were $683.5 million. Internal sales increased 8.0 percent compared to the fiscal 2022 fourth quarter. Internal sales of consumables increased 0.3 percent year-over-year, impacted by the continued moderation of infection control products compared to the pandemic-related performance in the year-ago period. Excluding infection control products, internal sales of consumables increased 4.4 percent year-over-year. Compared to the prior year period, internal sales of equipment increased 19.2 percent driven by strength across all product categories. Internal sales of value-added services increased 13.4 percent.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Animal Health

Reported net sales in the Animal Health segment for the fourth quarter of fiscal 2023 were $1.03 billion. Internal sales growth of 3.2 percent year-over-year was driven by sales growth in the companion animal business. Compared to the prior year period, internal sales of consumables grew 2.4 percent, equipment increased 16.7 percent and value-added services increased 52.6 percent.

Balance Sheet and Capital Allocation

During fiscal 2023, Patterson Companies used $754.9 million of cash from operating activities and collected deferred purchase price receivables of $998.9 million, generating $244.1 million in cash, compared to generating $232.5 million during fiscal 2022. Free cash flow1 (see definition below and attached free cash flow table) during fiscal 2023 declined by $14.4 million compared to the fiscal 2022 period due to an increased level of capital spending during fiscal 2023.

In the fourth quarter of fiscal 2023, Patterson Companies declared a quarterly cash dividend of $0.26 per share and returned $25.4 million in cash dividends to shareholders. Also, under an existing repurchase authorization, the company repurchased approximately 1.5 million shares during the fiscal fourth quarter. At of the end of fiscal 2023, Patterson had approximately $410 million of share repurchase authority remaining on its current share repurchase authorization. During fiscal 2023, Patterson Companies returned $156.8 million to shareholders in the form of cash dividends and share repurchases.

Fiscal 2023 Full Year Results

Consolidated reported net sales for fiscal 2023 totaled $6.5 billion, a 0.4 percent year-over-year decrease. Sales in fiscal 2022 reflected an extra week of sales results in the first quarter of fiscal 2022. Internal sales for fiscal 2023, which are adjusted for the effects of currency translation, the extra week of selling results in the first quarter of fiscal 2022 and contributions from recent acquisitions, increased 2.9 percent year-over-year. Fiscal 2023 Dental segment internal sales increased 1.3 percent, including a 2.1 percent decline in consumables, a 4.9 percent increase in equipment and an 8.1 percent increase in value-added services. Fiscal 2023 Animal Health segment internal sales increased 3.4 percent, including 3.1 percent growth in consumables, 6.8 percent growth in equipment and a 24.4 percent increase in value-added services.

Reported net income attributable to Patterson Companies, Inc. in fiscal 2023 was $207.6 million, or $2.12 per diluted share, compared to $203.2 million, or $2.06 per diluted share in fiscal 2022. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserves, inventory donation charges and gains on investments totaled $236.4 million in fiscal 2023, or $2.42 per diluted share, compared to $223.7 million, or $2.27 per diluted share in the prior year.

Fiscal 2024 Guidance

Patterson Companies today initiated its fiscal 2024 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $2.14 to $2.24 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.45 to $2.55 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $29.3 million ($0.31 per diluted share).

Our guidance reflects the strength of our business and competitive positioning, as well as our expectations for the North American and international end markets in which we operate, which we expect to be affected by the ongoing challenges of inflationary trends and higher interest rates as well as a potential slow-down in the broader economy. Beyond macroeconomic and geopolitical uncertainty, our guidance further assumes that there are no material adverse developments associated with wide-spread public health concerns.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, other income (expense), net income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserves, inventory donation charges and gains on investments along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency, the extra week of selling results in the first quarter of fiscal 2022 and the impact from recent acquisitions. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s fourth quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Fourth Quarter Conference Call and Replay

Patterson Companies’ fiscal 2023 fourth quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2023 fourth quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 71954 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: wide-spread public health concerns as we experienced, and may continue to experience, with the COVID-19 pandemic; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; adverse changes in supplier rebates or other purchasing incentives; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

INVESTOR CONTACT: TEL: EMAIL: MEDIA CONTACT: TEL: EMAIL: WEB:

John M. Wright, Investor Relations

651.686.1364

investor.relations@pattersoncompanies.com

Patterson Corporate Communications

651.905.3349

corporate.communications@pattersoncompanies.com

pattersoncompanies.com

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 29, 2023	April 30, 2022	April 29, 2023	April 30, 2022
Net sales	$1,721,152	$1,638,772	$6,471,471	$6,499,405
Gross profit	389,761	348,239	1,372,945	1,289,087
Operating expenses	284,651	275,401	1,096,974	1,132,085

Operating income	105,110	72,838	275,971	157,002
Other income (expense):
Gains on investments	—	890	—	101,809
Other income, net	4,747	13,318	27,826	27,731
Interest expense	(10,798)	(4,693)	(33,636)	(20,288)

Income before taxes	99,059	82,353	270,161	266,254
Income tax expense	24,217	18,954	63,563	64,540

Net income	74,842	63,399	206,598	201,714
Net loss attributable to noncontrolling interests	(123)	(479)	(959)	(1,496)

Net income attributable to Patterson Companies, Inc.	$74,965	$63,878	$207,557	$203,210

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.77	$0.66	$2.14	$2.09

Diluted	$0.77	$0.65	$2.12	$2.06

Weighted average shares:
Basic	97,224	97,476	97,027	97,277
Diluted	97,768	98,680	97,815	98,514
Dividends declared per common share	$0.26	$0.26	$1.04	$1.04

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 29, 2023	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$159,669	$142,014
Receivables, net	477,384	447,162
Inventory	795,072	785,604
Prepaid expenses and other current assets	351,011	304,242

Total current assets	1,783,136	1,679,022
Property and equipment, net	212,283	213,140
Operating lease right-of-use assets, net	92,956	70,722
Goodwill and identifiable intangibles, net	388,293	393,244
Investments	160,022	139,182
Long-term receivables, net and other	242,456	246,320

Total assets	$2,879,146	$2,741,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$724,993	$681,321
Other accrued liabilities	250,949	276,000
Operating lease liabilities	28,390	29,348
Current maturities of long-term debt	36,000	—
Borrowings on revolving credit	45,000	29,000

Total current liabilities	1,085,332	1,015,669
Long-term debt	451,231	488,554
Non-current operating lease liabilities	67,376	43,332
Other non-current liabilities	156,672	151,440

Total liabilities	1,760,611	1,698,995
Stockholders’ equity	1,118,535	1,042,635

Total liabilities and stockholders’ equity	$2,879,146	$2,741,630

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 29, 2023	April 30, 2022
Operating activities:
Net income	$206,598	$201,714
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	83,704	81,992
Gains on investments	—	(101,809)
Non-cash employee compensation	15,543	23,805
Non-cash losses (gains) and other, net	654	(1,431)
Change in assets and liabilities:
Receivables	(1,047,075)	(1,144,833)
Inventory	(11,086)	(53,871)
Accounts payable	43,095	80,904
Accrued liabilities	(21,714)	(27,630)
Other changes from operating activities, net	(24,571)	(39,835)

Net cash used in operating activities	(754,852)	(980,994)
Investing activities:
Additions to property and equipment and software	(64,220)	(38,308)
Collection of deferred purchase price receivables	998,912	1,213,497
Payments related to acquisitions, net of cash acquired	(33,280)	(19,793)
Payments related to investments	(15,000)	—
Sale of investments	—	75,942
Other investing activities	15,155	7,690

Net cash provided by investing activities	901,567	1,239,028
Financing activities:
Dividends paid	(101,346)	(101,111)
Repurchases of common stock	(55,492)	(35,000)
Payments on long-term debt	(1,500)	(100,750)
Draw (payment) on revolving credit	16,000	(24,000)
Other financing activities	15,854	7,627

Net cash used in financing activities	(126,484)	(253,234)
Effect of exchange rate changes on cash	(2,576)	(6,030)

Net change in cash and cash equivalents	17,655	(1,230)
Cash and cash equivalents at beginning of period	142,014	143,244

Cash and cash equivalents at end of period	$159,669	$142,014

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 29, 2023	April 30, 2022	Total Sales Growth	Foreign Exchange Impact	53rd Week	Acquisition Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,333,446	$1,324,427	0.7%	(1.3)%	—%	0.2%	1.8%
Equipment	279,901	236,713	18.2	(0.6)	—	—	18.8
Value-added services and other	107,805	77,632	38.9	(1.3)	—	7.0	33.2

Total	$1,721,152	$1,638,772	5.0%	(1.2)%	—%	0.5%	5.7%

Dental
Consumable	$353,295	$354,255	(0.3)%	(0.6)%	—%	—%	0.3%
Equipment	246,820	208,357	18.5	(0.7)	—	—	19.2
Value-added services and other	83,391	73,805	13.0	(0.4)	—	—	13.4

Total	$683,506	$636,417	7.4%	(0.6)%	—%	—%	8.0%

Animal Health
Consumable	$980,151	$970,172	1.0%	(1.6)%	—%	0.2%	2.4%
Equipment	33,081	28,356	16.7	—	—	—	16.7
Value-added services and other	18,946	9,315	103.4	(7.4)	—	58.2	52.6

Total	$1,032,178	$1,007,843	2.4%	(1.6)%	—%	0.8%	3.2%

Corporate
Value-added services and other	$5,468	$(5,488)	199.6%	—%	—%	—%	199.6%

Total	$5,468	$(5,488)	199.6%	—%	—%	—%	199.6%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 29, 2023	April 30, 2022	Total Sales Growth	Foreign Exchange Impact	53rd Week	Acquisition Impact	Internal Sales Growth
Twelve Months Ended
Consolidated net sales
Consumable	$5,147,330	$5,248,040	(1.9)%	(1.9)%	(1.9)%	0.1%	1.8%
Equipment	950,403	920,424	3.3	(0.6)	(1.4)	—	5.3
Value-added services and other	373,738	330,941	12.9	(1.5)	(1.7)	1.8	14.3

Total	$6,471,471	$6,499,405	(0.4)%	(1.7)%	(1.8)%	0.2%	2.9%

Dental
Consumable	$1,358,823	$1,424,677	(4.6)%	(0.6)%	(1.9)%	—%	(2.1)%
Equipment	823,978	800,144	3.0	(0.6)	(1.3)	—	4.9
Value-added services and other	309,341	291,311	6.2	(0.4)	(1.5)	—	8.1

Total	$2,492,142	$2,516,132	(1.0)%	(0.6)%	(1.7)%	—%	1.3%

Animal Health
Consumable	$3,788,507	$3,823,363	(0.9)%	(2.4)%	(1.8)%	0.2%	3.1%
Equipment	126,425	120,280	5.1	—	(1.7)	—	6.8
Value-added services and other	49,990	39,231	27.4	(9.9)	(2.7)	15.6	24.4

Total	$3,964,922	$3,982,874	(0.5)%	(2.4)%	(1.8)%	0.3%	3.4%

Corporate
Value-added services and other	$14,407	$399	3,510.8%	—%	—%	—%	3,510.8%

Total	$14,407	$399	3,510.8%	—%	—%	—%	3,510.8%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 29, 2023	April 30, 2022	April 29, 2023	April 30, 2022
Operating income (loss)
Dental	$79,121	$61,603	$237,268	$180,212
Animal Health	46,622	41,043	126,994	114,403
Corporate	(20,633)	(29,808)	(88,291)	(137,613)

Total	$105,110	$72,838	$275,971	$157,002

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended April 29, 2023	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$105,110	$9,772	$—	$—	$—	$—	$114,882
Other income (expense), net	(6,051)	—	—	—	—	—	(6,051)

Income before taxes	99,059	9,772	—	—	—	—	108,831
Income tax expense	24,217	2,337	—	—	—	—	26,554

Net income	74,842	7,435	—	—	—	—	82,277
Net loss attributable to noncontrolling interests	(123)	—	—	—	—	—	(123)

Net income attributable to Patterson Companies, Inc.	$74,965	$7,435	$—	$—	$—	$—	$82,400

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.77	$0.08	$—	$—	$—	$—	$0.84

Operating income as a % of sales	6.1%						6.7%
Effective tax rate	24.4%						24.4%

For the three months ended April 30, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$72,838	$9,405	$—	$—	$—	$—	$82,243
Other income (expense), net	9,515	—	—	—	—	(890)	8,625

Income before taxes	82,353	9,405	—	—	—	(890)	90,868
Income tax expense	18,954	2,237	—	—	—	(227)	20,964

Net income	63,399	7,168	—	—	—	(663)	69,904
Net loss attributable to noncontrolling interests	(479)	—	—	—	—	—	(479)

Net income attributable to Patterson Companies, Inc.	$63,878	$7,168	$—	$—	$—	$(663)	$70,383

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.65	$0.07	$—	$—	$—	$(0.01)	$0.71

Operating income as a % of sales	4.4%						5.0%
Effective tax rate	23.0%						23.1%

*	May not sum due to rounding.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the twelve months ended April 29, 2023	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$275,971	$37,932	$—	$—	$—	$—	$313,903
Other income (expense), net	(5,810)	—	—	—	—	—	(5,810)

Income before taxes	270,161	37,932	—	—	—	—	308,093
Income tax expense	63,563	9,083	—	—	—	—	72,646

Net income	206,598	28,849	—	—	—	—	235,447
Net loss attributable to noncontrolling interests	(959)	—	—	—	—	—	(959)

Net income attributable to Patterson Companies, Inc.	$207,557	$28,849	$—	$—	$—	$—	$236,406

Diluted earnings per share attributable to Patterson Companies, Inc.*	$2.12	$0.29	$—	$—	$—	$—	$2.42

Operating income as a % of sales	4.3%						4.9%
Effective tax rate	23.5%						23.6%

For the twelve months ended April 30, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$157,002	$37,812	$4,245	$36,000	$49,194	$—	$284,253
Other income (expense), net	109,252	—	—	—	—	(101,809)	7,443

Income before taxes	266,254	37,812	4,245	36,000	49,194	(101,809)	291,696
Income tax expense	64,540	8,990	1,061	8,460	12,308	(25,896)	69,463

Net income	201,714	28,822	3,184	27,540	36,886	(75,913)	222,233
Net loss attributable to noncontrolling interests	(1,496)	—	—	—	—	—	(1,496)

Net income attributable to Patterson Companies, Inc.	$203,210	$28,822	$3,184	$27,540	$36,886	$(75,913)	$223,729

Diluted earnings per share attributable to Patterson Companies, Inc.*	$2.06	$0.29	$0.03	$0.28	$0.37	$(0.77)	$2.27

Operating income as a % of sales	2.4%						4.4%
Effective tax rate	24.2%						23.8%

*	May not sum due to rounding.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 29, 2023	April 30, 2022
Net cash used in operating activities	$(754,852)	$(980,994)
Additions to property and equipment and software	(64,220)	(38,308)
Collection of deferred purchase price receivables	998,912	1,213,497

Free cash flow	$179,840	$194,195